Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2012

I.                                        Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (SCE&G or the Company) to the Public Service Commission of South Carolina (the Commission) and the South Carolina Office of Regulatory Staff (ORS).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2011) and the terms of Commission Order No. 2009-104(A).  This report provides updated information concerning the status of the construction of V. C. Summer Nuclear Station (VCSNS) Units 2 & 3 (the Units) and updates the capital cost and construction schedules for the Units.  The Commission approved updated construction schedules for the Units in Order No. 2010-12.  The Commission approved updated capital cost schedules for the Units in Order No. 2011-345 issued on May 16, 2011.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending June 30, 2012.  The report is divided into the following sections:

Section I:                                            Introduction and Summary;

Section II:                                       Progress of Construction of the Units;

Section III:                                  Anticipated Construction Schedules;

Section IV:                                   Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B) (6) (the Inflation Indices);

Section V:                                        Updated Schedule of Anticipated Capital Costs; and

Section VI:                                   Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order Nos. 2010-12 and 2011-345.  For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project in the form approved in Order No. 2011-345.

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost in 2007 dollars unless otherwise specified.  Attached to the end of the report is a glossary of acronyms and defined terms used in it.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current construction milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104(A).  There are 146 separate milestones.  As of June 30, 2012, 76 have been completed.  Comparing the scheduled milestone completion dates as of the date of this report to the milestone completion dates approved by the Commission in Order No. 2010-12, the completion dates of 64 milestones have changed.  Of these, 21 have been accelerated and 43 have been delayed for between one and 16 months.

D.                                    Construction Costs and Cost Forecasts

Spending through December 31, 2012 in current dollars is forecasted to be approximately $295 million below the capital cost schedule approved in Order No. 2011-345.  The present cash flow forecast indicates that the Company will be able to complete the Units for $4.553 billion in 2007 dollars, which is $283 million above the forecast approved in Order No. 2011-345.  The current cost estimates include a) new forecasts of Owners Cost associated with the construction oversight and operational readiness functions of the New Nuclear Deployment (NND) team, b) costs associated with the resolution of claims made by the contractors for the Units, Westinghouse Electric Company, LLC and the Shaw Group (WEC/Shaw), related to design changes and delays in the issuance of the Combined Operating Licenses (COLs) for the Units (WEC/Shaw Claims), c) new forecasts of Transmission cost, and d) change orders under the Engineering, Procurement and Construction Agreement (EPC Contract) related to cyber security, health insurance costs, and other matters.  The specific items resulting in these increases are discussed in more detail in Section II.

On May 15, 2012, the Company filed a petition with the Commission under the authority of S.C. Code Ann. § 58-33-270(E) (Update Filing) for review and approval of revised construction schedule and cash flow schedules for the project.  This Update Filing is discussed in more detail in Section II.

In Order No. 2009-104(A), the Commission recognized that forecasts of Allowance for Funds Used During Construction (AFUDC) expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  The current escalation indices were issued in May of 2012 for the period of July-December of 2011 and have been used in forecasting the construction costs for the project that are presented here.

Chart A below compares the current capital cost forecast to the forecast presented in the last quarterly report.  This chart shows an increase in Gross Construction Costs of $2.1 million over the life of the project.  This increase is due in part to the differential in one-year and five-year Handy-Whitman escalation rates.  With each quarterly update, a quarter that had been subject to the five-year rate becomes subject to the one-year rate.  As shown on Chart D found in Section I.E, below, the one-year rate currently is higher than the five-year rate for all non-transmission Handy-Whitman indices.  The figures reported on Chart A also include the effect of calculating escalation on an updated cost flow projection for the project.

Chart A: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 6/30/12 (Five-Year Average Escalation Rates)	Projected @ 3/31/12 (Five-Year Average Escalation Rates)	Change
Gross Construction	$5,764,038	$5,761,910	$2,128
Less: AFUDC	$238,326	$237,926	$400
Total Project Cash Flow	$5,525,712	$5,523,984	$1,728
Less: Escalation	$972,357	$970,629	$1,728
Capital Cost, 2007 Dollars	$4,553,355	$4,553,355	$0

Chart B compares the current forecast of gross construction costs, including current escalation, to the forecast on which the Commission relied in adopting Order No. 2011-345.  Chart B shows that the forecasted capital cost of the Units in 2007 dollars has increased by approximately $283 million.  This increase reflects the additions to the budget referenced in Section I. D above and is explained in more detail in Section II of this report.  It is offset by the voluntary decision by the Company, communicated to the Commission by letter dated April 25, 2011, that it would not seek recovery for $103,000 in Community Support/Outreach costs that WEC/Shaw had included in costs to be charged under the EPC Contract for the Units. Due to the changes in forecasted escalation, when netted against changes in AFUDC, see Section I. F, below, the cost of the plant in future dollars has decreased by approximately $23 million since Order No. 2011-345 was issued.

Chart B: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 6/30/12 (Five-Year Average Escalation Rates)	As Forecasted and Approved In Order 2011- 345	Change
Gross Construction	$5,764,038	$5,786,943	$(22,905)
Less: AFUDC	$238,326	$255,684	$(17,358)
Total Project Cash Flow	$5,525,712	$5,531,259	$(5,547)
Less: Escalation	$972,357	$1,260,855	$(288,498)
Capital Cost, 2007 Dollars	$4,553,355	$4,270,404	$282,951

Chart C below shows the current forecasts of the cost of the Units compared to the cost forecasts underlying the initial Base Load Review Act (BLRA) order, which was issued by the Commission in 2009, and the updated orders issued in 2010 and 2011.  The decline in capital costs forecasts in 2007 dollars between Order No. 2010-12 and 2011-345 reflects the removal of Owner’s contingency amounts from the forecasts as required by the opinion of the Supreme Court of South Carolina in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010).  This chart shows that while the cost of the project in 2007 dollars has increased by $18 million since the initial forecasts, the cost of the project in future dollars is approximately $549 million below the initial forecast.

Chart C: Summary of Nuclear Filings (billions of $)

Forecast Item	Order No. 2009-104(A)	Order No. 2010-12	Order No. 2011-345	Projected @ 6/30/12
Capital Cost, 2007 Dollars	$4.535	$4.535	$4.270	$4.553
Escalation	$1.514	$2.025	$1.261	$0.972
Total Project Cash Flow	$6.049	$6.560	$5.531	$5.526
AFUDC	$0.264	$0.316	$0.256	$0.238
Gross Construction	$6.313	$6.875	$5.787	$5.764

E.                                    Escalation Rates

As provided in Order No. 2009-104(A), the most current one-year inflation indices are used to escalate costs occurring in the twelve-month period after the date of each quarterly report.  The most current escalation indices are found in the Handy-Whitman January 2012 update which was issued in May 2012 and reports data for the period July-December of 2011.  Those rates are reflected in this report.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates.  The forecasted costs provided here reflect the terms of the agreement related to the WEC/Shaw Claims which changes the index applicable to Firm with Indexed Adjustment cost categories going forward from a floating Handy-Whitman adjustment to a fixed rate for the life of the project.

As shown on Appendix 4, utility construction cost escalation rates were at historically high levels during the period 2005-2008, and since then have dropped.  Current escalation rates are shown below on Chart D.  When compared to the previous Handy-Whitman release, the current update shows a downward trend in rates.

Chart D: Handy-Whitman Escalation Rates

Escalation Rate Comparison

	Jan.-June 2011	July-Dec. 2011
HW All Steam Index:
One-Year Rate	4.75%	4.51%
Five-Year Average	4.75%	3.91%
Ten-Year Average	4.75%	4.71%
HW All Steam/Nuclear Index:
One-Year Rate	4.76%	4.52%
Five-Year Average	4.76%	3.87%
Ten-Year Average	4.76%	4.72%
HW All Transmission Plant Index:
One-Year Rate	4.84%	2.48%
Five-Year Average	4.36%	3.00%
Ten-Year Average	4.81%	4.55%

F.                                     AFUDC

The AFUDC for the project is currently projected to be approximately $17.4 million lower than the forecast on which Order No. 2011-345 was based.  Consistent with Order No. 2009-104(A), SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (FERC) approved methodology as applied to the balance of Construction Work in Progress (CWIP) that is outstanding between rate adjustments.  SCE&G’s projected AFUDC rate is currently 5.28% versus a rate of 5.87% that applied when Order No. 2011-345 was issued.

G.                                   Compliance with the Commission Approved Cumulative Project Cash Flow Target

The current approved Cumulative Project Cash Flow target for the project was adopted by the Commission in Order No. 2011-345.  In Order No. 2009-104(A), the Commission provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data.

Appendix 2 provides the approved Cumulative Project Cash Flow target updated for current escalation data.  The cash flow targets up until December 2011 have been updated to reflect actual escalation rates.  The cash flow targets for the first quarter of 2012 and beyond have been updated based on the most recently available inflation indices, which for purposes of this report, are the indices provided in May of 2012 that report data for the period July through December 2011.  When actual indices for the period January 1, 2012 to June 30, 2012, become available, the cash flow data for the first and second quarters of 2012 will be revised to reflect the actual escalation rates.

Appendix 2 compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  In addition, the project cash flow targets presented on Appendix 2 for 2011 and 2012 have been adjusted to reflect timing differences between the billing methodology under the EPC Contract and the calculation of the escalated cash flow targets under Order No. 2009-104(A).  Under the EPC Contract, for periods where actual escalation rates are not available, WEC/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments to reflect the actual rate when it is known.  An adjustment has been made to Appendix 2 target calculations to offset the timing differences that arise as a result of WEC/Shaw’s approach to estimated billings and credits.  This adjustment applies to those EPC Contract cost categories that are subject to indexed escalation.

II.                                   Progress of Construction of the Units

Following the issuance of the COLs for the Units by the Nuclear Regulatory Commission (NRC) and receipt of the 404 Wetlands Permit, SCE&G issued limited notices to proceed to WEC/Shaw on April 4, 2012, allowing placement of the first nuclear safety-related concrete and cooling tower work to begin on Cooling Tower Unit 2A.  SCE&G then issued a Full Notice to Proceed (FNTP) to WEC/Shaw on April 19, 2012.  Since that time, work has progressed safely and efficiently on the project site.  As of June 30, 2012, WEC/Shaw had placed over 10,000 cubic yards of concrete for the Unit 2 Nuclear Island (NI) and over 8,000 cubic yards of concrete for the Unit 2 turbine building.  Other work on the site is proceeding well.

The project continues to maintain an impressive safety record for a heavy construction site of its size, complexity and technical challenges.  Emphasis is placed on reporting of near misses and minor injuries.  These lead to early identification of precursors to more significant injuries allowing steps to be taken to minimize them.  Since construction began over three years ago, there have been a relatively small number of recordable injuries and only five lost-time incidents in over six million hours worked.

Overall, the fabrication of equipment off-site is proceeding satisfactorily on a schedule that supports the on-site construction schedule.  However, the schedule for fabrication of sub-modules from the Shaw Modular Solutions (SMS) facility in Lake Charles, Louisiana remains a significant focus area for the project. This submodule fabrication work has been delayed due to module redesign delays, production issues, and Quality Assurance and Quality Control (QA/QC) issues.  SMS is in the process of resolving these issues and preparing plans to recover from past delays.  SCE&G continues to monitor and oversee this area carefully and is devoting significant resources and attention to this area.

On July 30, 2012, Chicago Bridge & Iron (CB&I) announced it had entered into a definitive agreement to purchase the Shaw Group which it plans to operate as a business sector under the name CB&I Shaw.  The acquisition is not anticipated to affect the project in any materially adverse way.

As previously reported, a preliminary agreement was signed in March 2012 by Senior Management of SCE&G and WEC/Shaw resolving the claims associated with the delayed issuance of the COLs, design changes to the Shield Building, design changes to the structural modules, and the lower than anticipated rock elevations encountered in certain areas where the Unit 2 NI will be constructed.  This agreement was finalized on July 11, 2012, and reflects new Substantial Completion Dates for Units 2 and 3 of March 15, 2017 and May 15, 2018, respectively.

At present all Base Load Review Act (BLRA) milestone completion dates are within approved schedule contingencies.  Based on BLRA milestone updates received from WEC/Shaw in early August, after the close of the reporting period, four milestones have been delayed by 16 months:  Milestone No. 61, Core Make-Up Tank Hydro Test; Milestone No. 101, Set Unit 2 Containment Vessel; Milestone No. 107, Set Unit 2 Reactor Vessel; and Milestone No. 112, Set Unit 2 Steam Generator.  However, none of these milestone delays will affect the construction-need date of the activities in question.  The updated completion dates for all milestones are listed in Appendix 1.

A more detailed presentation of the status of the project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting

As licensee for the Units, SCE&G is now directly accountable to the NRC for its contractors meeting nuclear-safety related QA/QC requirements both at the project site and at the facilities of its component manufacturers and equipment suppliers worldwide.

1.                                      NRC Inspections

a)                                     Completed Inspections

As previously reported, the NRC conducted a Containment Vessel (CV) welding inspection in early April 2012.  This inspection examined the techniques, materials, and testing methods used to assemble the containment vessel.  The NRC inspection team completed the inspection with no noted violations.

On May 11, 2012, the NRC completed a licensee Inspections, Tests, Analyses, and Acceptance Criteria (ITAAC) inspection at SMS.  The results of the inspection will be discussed in Section II.B.3.a of this report.

During the week of May 14, 2012, the NRC conducted a multi-area inspection at the site related to: (1) the reporting of parts and material defects; (2) management of ITAACs, (3) quality assurance, and (4) NI civil work.  The inspection resulted in one green finding with an associated notice of violation related to QA/QC records that had missing pages.  The documents and related procedure have been corrected and the incident was entered into the corrective action program for resolution.

Former NRC Chairman Gregory B. Jaczko met with VCSN Units 1, 2, & 3 management and toured the construction site on May 22, 2012.  Chairman Jaczko held a teleconference for a small group of media at the conclusion of his visit.

On May 24, 2012, the NRC conducted a public meeting/open house regarding the NRC’s annual assessment of VCSN Unit 1 and the NRC’s oversight of Units 2 and 3 construction.  The NRC gave a presentation on the construction reactor oversight process and responded to questions from the public.

b)                                     Upcoming Inspections

NRC inspections related to implementation of the site QA/QC program and corrective action program are planned to be conducted later this year.  Additional NRC inspections are expected to be conducted during the remainder of the year.  The NRC also maintains on-site inspectors that perform inspection duties that are summarized in quarterly inspection reports.  SCE&G will receive its first quarterly inspection report within the next few weeks.

2.                                      NRC Response to the Japanese Earthquake and Tsunami of March 2011

The COLs for Units 2 & 3 contained a license condition requiring SCE&G to address Beyond-Design-Basis Event Mitigation Recommendation 4.2 of the NRC’s Near Term Task Force (NTTF) prior to fuel load and operation of the new plants.

In response, SCE&G is involved in a collaborative endeavor by the nuclear industry to develop and implement site-specific, diverse and flexible mitigation strategies to reduce the risks associated with beyond-design-basis conditions.  This approach, which is being led by the Nuclear Energy Institute (NEI), is referred to within the industry as “FLEX”.  SCE&G is aligning its efforts with the emerging FLEX guidance as developed by NEI and the NRC to maximize the effectiveness of SCE&G’s response to the lessons learned from the Fukushima event and to control costs.

In March of 2012, the NRC issued Order No. EA-12-063 requiring SCE&G to modify spent fuel instrumentation to address Recommendation 7.1 of the NTTF.  SCE&G is working through the AP1000 Owners Group (APOG) in a coordinated effort to respond to requirements of this order in a uniform and cost effective manner.

On April 13, 2012, the NRC issued a Request for Information (RFI) to SCE&G requiring a descriptive plan indicating how Units 2 & 3 will supply power to communications systems required by the site emergency plan and information about staffing levels necessary to execute that plan during an emergency event involving multiple units.  SCE&G’s letter in response to the RFI, dated June 7, 2012, included a schedule of dates identifying September-October 2015 as the time frame when the required Units 2 and 3 staffing and communications assessments would be conducted and when the resulting reports would be supplied to the NRC.

SCE&G continues its efforts to address the NTTF recommendations as detailed in its associated COLs license condition, NRC Order EA-12-063, and the RFI issued in April.

3.                                      Major Construction Permits

a)                                     Generally

Most major construction permits, including the NRC COL, the Clean Water Act Section 404 wetlands permit, the Section 401 Clean Water Act certification and the FERC withdrawal and construction permits have been issued.

b)                                     National Pollutant Discharge Elimination System (NPDES) Permit

South Carolina Department of Health and Environmental Control (SCDHEC) conducted a hearing on June 19, 2012 to allow the public to formally document their questions and concerns related to the draft NPDES permit that SCE&G submitted in February.  This permit is required for construction of the Raw Water System (RWS) intake structure, the Wastewater System (WWS) and other facilities associated with the water and wastewater systems.  This permit will also authorize future discharges from the WWS and of blow down water from the Cooling Towers.  As a result of public comments, SCDHEC requested that a new 7Q10 value be used to determine temperature and chemical effects in the Broad River.  This new evaluation will be provided to SCDHEC in August.  The permit is anticipated to be issued in September of this year.

c)                                      Other Major Construction-Related Permits

No other major construction-related permits are outstanding.  Other construction-related permits are anticipated to be obtained in the ordinary course of administering the project.

4.                                      BLRA Regulatory Proceedings

On May 15, 2012, SCE&G made an Update Filing with the Commission which included revised project construction schedules and cash flow schedules.  Those revisions reflected a) revised substantial completion dates for the Units, b) the resolution of the WEC/Shaw Claims, c) revised Owners costs forecasts, d) revised Transmission costs forecasts, and e) other change orders associated with cyber security, health care costs and other matters.

A hearing on the Update Filing is currently scheduled to begin for September 2012.  Under S.C. Code Ann. § 58-33-270(E), the Update Filing is to be approved unless the schedule and cost updates are shown to be the result of imprudence by the utility.  By statute, the Commission is required to issue an order approving or denying the petition by November 15, 2012.

B.                                    Engineering

1.                                      Engineering Completion Status

As of June 30, 2012, the VCSN Units 2 & 3 Total Plant Design Completion Status is as follows:

a)                                     Site-specific design – 87.9% complete.

b)                                     Standard Plant Issued for Construction (IFC) Drawings – 44.7% complete.

Standard Plant IFC Documents are drawings, specifications, and other materials that include the information necessary for constructing the structures, systems and components comprising a standard AP1000 reactor Site Specific Design includes site design and development activities that are not part of the standard plant design of an AP1000 reactor, such as Circulating Water System, Storm Drain System, Potable Water System, Raw Water System, Sanitary Drainage System, Waste Water System and the Yard Fire System, portions of the Electrical Grounding and Lightning Protection System and the Electrical Site Power Distribution System, access roads, and support facilities. Standard plan designs drawings necessary to support equipment procurement and construction planning were completed in past periods.

2.                                      Site Specific Design Activities

Site specific design work is ongoing in support of site specific systems, to include the Circulating Water System (CWS), Yard Fire System (YFS), Potable Water System, RWS, Sanitary Drain System, Offsite Water System (OWS) and WWS.

As reported earlier this year, environmental testing to support OWS design efforts revealed out-of-specification levels of disinfectant byproducts that were determined to be caused by the presence of bromides in the Broad River.  The project team is evaluating changing the design of the OWS to meet these conditions.

In addition, phosphate discharges into the Parr Reservoir were limited by SCDHEC due to the elevated level of phosphates otherwise occurring in the Broad River.  These limits on phosphate discharges will require additional evaluation of plant discharges, and ultimately may result in design changes to waste water treatment processes planned for the Units.

3.                                      Procurement/Fabrication

a)                                     The delays related to fabrication and delivery of the modules by SMS at its facility in Lake Charles, Louisiana continue to be an important area of focus for the project.  However, floor and wall submodules for Unit 2 module CA20 are being received on site and are being fitted up for welding in the Module Assembly Building (MAB).

In early July 2012, subsequent to this reporting period, WEC/Shaw presented SCE&G with a modules delivery and assembly schedule and plans to mitigate further schedule impact due to fabrication delays previously experienced with SMS.  Senior management from both SCE&G and WEC/Shaw continue to actively monitor progress in this area.  WEC personnel continue to provide on-site engineering support for production at SMS.  In addition, SCE&G has placed a permanent, resident inspector at the SMS facility to provide additional oversight, reporting and support.

The NRC completed a licensee ITAAC inspection at SMS on May 11, 2012. The NRC debriefed one Unresolved Items (URI) for Design Control Document (DCD) discrepancies related to module Nelson stud spacing and a few minor performance deficiencies. The URI is under review by the NRC.  The minor performance deficiencies will not be documented in the NRC inspection report.

b)                                     The Unit 2 Core Make-Up Tanks, Pressurizer, Accumulators, and Passive Residual Heat Removal (PRHR) Exchanger are under active manufacture at Mangiarotti (MN) facilities in Italy.  This work was initially delayed due to QA/QC issues and work scheduling issues at MN suppliers but is now proceeding.  The manufacture of Core Make-Up tanks has been delayed due to a change in the design and now shows a delay of 16 months on the milestone for completion of hydrostatic testing Appendix 1.  This delay is not anticipated to affect the construction schedule since the shipment dates for the Core Make-Up tanks are well in advance of the requirements of the construction schedule.  Additional WEC project personnel have been assigned to the facility to provide quality and schedule oversight in an effort to minimize schedule delays.

c)                                      The lead Reactor Coolant Pump is being produced in Pennsylvania by the Electro-Mechanical Division (EMD) of Curtiss-Wright Corp. The lead pump for the AP1000 design has successfully completed testing.

d)                                     Manufacturing of the Unit 2 Reactor Coolant Loop Piping has been completed by (a subcontractor of Tioga) IBF at its facilities in Italy and these components have been shipped to the United States subsequent to this reporting period.  The surge lines were shipped directly to the site.  The hot and cold legs were shipped to the Carolina Energy Solutions (CES) facility in Rock Hill, South Carolina where installation of fittings will take place.  The production of Unit 3 Reactor Coolant Loop Piping is in process.

e)                                      The turbine generator for Unit 2 is under manufacture at the Toshiba facility in Japan and proceeding smoothly.  The Fukushima event has not delayed any of the Japanese manufacturing activities related to the project.

C.                                    Construction

1.                                      The Switchyard remains on schedule to be energized in the first half of 2013, which fully supports the project schedule.  All structures are now complete.  Most breakers and major equipment have now been installed.  Pike is working on control cable installation and relay testing.  When this work is finished, the Switchyard will be complete.

2.                                      Upon receipt of the COLs, safety-related dental concrete placement began in the Unit 2 NI in April 2012.  Work on the mud-mat and vapor barrier is currently at 80% completion.

3.                                      Excavation for the Unit 3 NI and Turbine Building was completed in July 2012, subsequent to this reporting period.  Final blasting of and removal of rock in certain areas was also being completed in July of 2012.  Geological mapping for this area is progressing well.

4.                                      Since assembly of the Heavy Lift Derrick (HLD) and successful completion of load testing, the HLD has been used in off-loading components and placing them into storage on the project site.

5.                                      The onsite fabrication of the CV by CB&I is progressing well.  The CV Bottom Head has been turned over to Shaw to attach sections of rebar prior to lifting and placing it in the Unit 2 NI.

6.                                      Issues related to cracking of welds after post-weld heat treatment were identified by the NRC at the Vogtle site and were resolved.  Process modifications were implemented to prevent similar occurrences at SCE&G’s site.    Subsequent to the close of the reporting period, fit-up work was completed on the first of the rings (Ring 1) that attach to the bottom head and will form the vertical walls of the CV when installed.  Welding of the rings has begun.

7.                                      Work on the Cooling Towers has progressed during the second quarter of 2012 with setting of CWS supply and return pipes in the areas of Cooling Tower 2A, 3A, and 3B and concrete wall placements and CWS duct bank installations for Cooling Towers 3A and 3B.  With receipt of the USACE Section 404 permit in March 2012, work in the area of Cooling Tower 2B has proceeded with installation of erosion controls followed by grading.  Grading work has progressed on schedule.

8.                                      When complete, the bottom head will rest on a steel base formed by the CR-10 Module which will be lifted into place later in the construction process.  Assembly of the CR-10 Module for Unit 2 is 100 percent complete.

9.                                      WEC/Shaw began assembling the framework of steel reinforcing bar (rebar) for the base-mat of the NI using a technique for terminating the floor rebar at the wall connection using “T” joints.  In inspecting similar work at the Vogtle site, NRC inspectors took the position that the technique being used was not the technique envisioned by the relevant drawings in the DCD and was not in compliance with those drawings.  In response, SCE&G entered this issue into the corrective action program.  WEC/Shaw has disassembled the work done using the earlier technique and is proceeding with construction using the alternative approach shown in the drawings.  This is an area of focus for the schedule and Shaw is assessing the schedule impact.

D.                                          Training

1.                                      As of June 30, 2012, both the Unit 2 and Unit 3 limited scope simulators (LSS) have been installed and turned over to the Units 2 and 3 training team.  This group is testing the simulators by validating scenarios on them in anticipation of conducting training this Fall.  The simulator control rooms replicate the AP1000 control rooms as currently designed.

2.                                      Meetings have been held between WEC, SCE&G and Southern Nuclear Company (SNC) at WEC to develop a recovery plan schedule for the Human Factors Engineering/Integrated System Validation (HFE/ISV) testing which support delivery of the Plant Reference Simulators (PRSs). The schedules for implementation of this testing on the PRSs and the subsequent NRC inspection of the PRSs now support the training plan for reactor operators.  Sufficient reactor operators must be trained and licensed by the NRC before Unit 2 fuel load can take place.  The validation and testing of the PRSs will remain an area of continued focus for the project given the importance to the project of meeting the reactor operator training schedule.

3.                                      A National Academy for Nuclear Training Accreditation Team evaluated the Units’ Operations training programs during the week of June 25, 2012. There were no findings identified. The National Nuclear Academy accrediting board is scheduled for October 18, 2012 in Atlanta.

4.                                      Through a collaborative effort between SCE&G, SNC and the NRC, a group has been formed that will assess licensed operator examination standards for AP1000 plants. As part of this effort, mock NRC simulator exams will be conducted at Vogtle 3 and 4 the week of August 20, 2012 using SCE&G and SNC instructors.  This effort will utilize instructors from VCSN and Vogtle to test examination standards and processes to allow NRC to better support the future NRC licensing examinations.

5.                                      As construction activity ramps up, recruiting and retaining skilled workers for the construction site and preparing the units for operations are a focus area for the project.  WEC/Shaw continues to form alliances and teaming agreements with local tech/trade schools to establish training programs that will ensure craft laborers have the necessary skill sets.  In an effort to attract local employees, SCE&G has worked with Midlands Technical College to develop a “Nuclear Uniform Curriculum Program” for the development of non-licensed operators.  In addition, SCE&G continues to work with other technical colleges such as Orangeburg Tech and Aiken Tech for specialty areas such as Instruments and Controls personnel and Health Physics technicians.  Many personnel have already been hired from these programs and they will continue to serve as a valuable pipeline of local talent for the operations phase of the new Units.

E.                              Change Control/Owners Cost Forecast

1.                                      EPC Contract Amendment No. 3 — As previously reported, this amendment to the EPC Contract defines and clarifies terms included in SCE&G’s builders risk policy, and was finalized in early May 2012.

2.                                      Regulatory Delay/New Requirements Costs and Other Associated Costs —As discussed in Section II, SCE&G and WEC/Shaw have reached an agreement concerning the WEC/Shaw Claims.  The resolution of these claims will be incorporated in Change Order No. 16 which is being drafted.  Costs associated with the WEC/Shaw Claims were in the updated cost forecast for the Units presented in the Update Filing and the prior Quarterly Report.

3.                                      Escalation Rate Changes — In addition, the March 2012 settlement agreement fixes the escalation rate on the Fixed with Indexed Adjustment Category going forward for the life of the project.  This change applies to approximately $1.0 billion in costs under the EPC Contact which will now be escalated at the same fixed rates that apply to the existing Firm with Adjustment A cost category.  These amounts were previously escalated based on the Handy-Whitman Indices.  The Handy-Whitman Indices will continue to be used in adjusting non-firm cost categories including a) the Target cost categories, i.e., Actual Craft Wages, and Non-Labor Costs, and b) the Time & Materials cost category.

F.            Transmission

1.                                      VCS1-Killian 230 kV Line — By Order No. 2011-978, the Commission approved the siting of the VCS1-Killian 230 kV Line, under the South Carolina Utility Facility Siting and Environmental Protection Act.  In early January 2012, pursuant to Order No. 2011-978, SCE&G began construction on the VCS1-Killian 230 kV Line.  As of June 30, 2012, approximately forty percent (40%) of the VCS1-Killian 230 kV Line is complete.

2.                                      VCS2-Lake Murray 230 kV Line No. 2 and Segment of the VCS2-St. George 230 kV Line No. 1 — Order No. 2011-978, also approved the VCS2-Lake Murray 230 kV Line No. 2, and a segment of the VCS2-St. George 230 kV Line No. 1.  In May 2012, SCE&G began construction on the VCS2-Lake Murray 230 kV Line No. 2 and the segment of the VCS2-St. George 230 kV Line No. 1 which extends from V.C. Summer Switchyard #2 to the Lake Murray 230/115 kV Substation.  As of June 30, 2012, construction of these two lines is approximately five percent (5%) complete.

3.                                      The Remaining Segment of VCS2-St. George 230 kV Line No. 1 and the VCS2-St. George 230 kV Line No. 2 — The Company has not yet commenced construction of the remaining segment of VCS2-St. George 230 kV Line No. 1 and the VCS2-St. George 230 kV Line No. 2.  On June 1, 2012, SCE&G filed an application pursuant to the Utility Facility Siting and Environmental Protection Act with the Commission seeking the issuance of a Certificate of Environmental Capability and Public Convenience and Necessity for the construction of these lines and associated facilities.  The Commission has scheduled a hearing on this matter for August 22, 2012.

4.                                      St. George Switching Station — The site for this switching station was purchased in 2009.  The construction of this switching station was included as an associated facility in the application for a Certificate of Environmental Capability and Public Convenience and Necessity as discussed in Section II.F.3 above.

5.                                            Saluda River Substation —SCE&G is currently in the process of purchasing a site for the new Saluda River 230/115 kV Substation.  The site will be adjacent to the corridor for the St. George lines and one of the St. George 230 kV lines will fold into this new substation when it is built.  The new substation was also included as an associated facility in the application for a Certificate of Environmental Capability and Public Convenience and Necessity that is discussed in Section II.F.3 above.

6.                                            Other — The lowering of the Parr-Midway 115 kV Line is complete.  Work continues in a satisfactory manor regarding the rebuilding of the Parr-VCSN Safeguard 115 kV Line, the terminal and bus upgrades at Canadys, Summerville and Saluda Hydro substations and the other transmission related projects.

III.                              Anticipated Construction Schedules

As of June 30, 2012, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104(A).  Each of those adjustments is itemized in the BLRA Milestone section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units’ Substantial Completion Dates taking into account the schedule contingencies approved in Order 2009-104(A).  A revised project schedule was submitted to the Commission as part of the Update Filing on May 15, 2012 which reflects the new substantial completion dates for the Units and other revisions to the schedule.

B.                                    BLRA Milestones

Appendix 1 to this quarterly report lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12.  Comparing the milestone dates in this quarter to the reset milestone dates in Order No. 2010-12, 21 milestones have been advanced and 43 have been delayed.  None of the reset milestones are outside of the parameters established by Order No. 2009-104(A).

IV.                               Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B) (6) (the Inflation Indices)

The Capital Cost section of this report (Section IV.A) provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2011-345.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates.  There has not been any use by the Company of the capital cost timing contingencies that were approved by the Commission in Order No. 2009-104(A).  The Inflation Indices section (Section IV.B) of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs

Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission approved adjustments under the heading “Per Order 2011-345 Adjusted.”

Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual through June 2012 plus Projected.”

As shown on Appendix 2, the actual expenditure for the project during the 12 months ended December 31, 2011 was approximately $349 million. As shown on Appendix 2, line 39, the cumulative amount projected to be spent on the project as of December 31, 2012 is approximately $1.921 billion.  As shown on Appendix 2, line 18, the Cumulative Project Cash Flow target approved by the Commission for year-end 2012 adjusted for current escalation and WEC/Shaw billing differences is approximately $2.183 billion.  As a result, the cumulative cash flow at year-end 2012 is forecasted to be approximately $262.0 million less than the target.

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project as it was approved in Order No. 2011-345. Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2011-345.

B.                                    Inflation Indices

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104(A).  Included is a history of the annual Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy-Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling resulted in a decrease in the projected cost of the Units in future dollars from $6.3 billion as forecast in Order No. 2009-104(A) to a forecast of $5.8 billion using current inflation data.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2.

VI.                               Conclusion

The construction project is proceeding safely and efficiently.  The Units are currently anticipated to be completed at a cost of approximately $4.6 billion in 2007 dollars.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concern related to either cost or schedule for the project.  The Company will continue to update the Commission and the ORS of progress and concerns as the project proceeds.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
7Q10

A standard low-water flow condition used for evaluating the environmental effects of discharges and withdrawals from rivers and streams. The conditions are calculated to reflect the lowest average 7-day flow expected to be encountered during any 10-year period.

AFUDC	Allowance for Funds Used During Construction.
AP1000	The WEC designed Advanced Pressurized water nuclear reactor of approximately 1000 megawatts generating capacity.
APOG	A group of utilities who have submitted applications for AP1000 COLs.
BLRA	The Base Load Review Act, S.C. Code Ann. § 58-33-210 et seq. (Supp. 2009).
CA	The designation for a specific pre-fabricated construction module that forms part of the reactor building, such as Module CA20.
CAR	A Corrective Action Report related to design, engineering or construction of the Units, or related processes, that must be corrected.
CB&I	Chicago Bridge & Iron, a sub-contractor on the project.
CES	Carolina Energy Solutions a subcontractor located in Rock Hill, South Carolina.
COLs	Combined Operating Licenses for construction and operation of a nuclear unit issued by the NRC.
COLA	A Combined Operating License Application.
Commission	The Public Service Commission of South Carolina.
Consortium	The joint venture between WEC Electric Company, LLC and the Shaw Group to construct the Units under the terms of the EPC Contract.
CR

A Condition Report communicating and memorializing concerns with the design, engineering or construction of the Units, or related processes, which report in some cases can become the basis for a Corrective Action Report.

CV	The Containment Vessel which provides containment for the reactor vessel and associated equipment.
CVBH	The Containment Vessel Bottom Head that forms the bottom of the Containment Vessel.
CWIP	Construction Work in Progress.
CWS	The Circulating Water System —the system that will transport waste heat from the turbines to the cooling towers.
Cyber Security	Technologies, processes and practices designed to protect networks, computers, programs and data from attack, damage or unauthorized access.
DCD	Design Control Document which is approved by the Nuclear Regulatory Commission document and sets forth the approved design of a nuclear reactor.
EMD	Electro-Mechanical Division of Curtiss-Wright Corp., the sub-contractor for the Reactor Coolant Pumps.
EPA	The United States Environmental Protection Agency.
EPC Contract	The Engineering, Procurement and Construction Agreement for construction of the Units entered into by SCE&G and WEC/Shaw.
FEIS	A Final Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
FERC	The Federal Energy Regulatory Commission.

Acronym or Defined Term	Reference
FFD

Fitness For Duty, a program that seeks to provide reasonable assurance that site personnel are trustworthy, will perform their tasks in a reliable manner, and are not under the influence of substances or otherwise impaired in a way that may adversely affect their ability to safely and competently perform their duties.

Fixed/Firm	Prices under the EPC Contract which are either fixed or are firm but subject to defined escalation rates.
FLEX

A diverse, flexible strategy led by NEI for adding more backup systems to cool nuclear reactors and used fuel storage pools and to maintain the integrity of reactor containment structures in response to lessons learned from Fukushima.

FNTP	Full Notice to Proceed authorizing all remaining safety-related work to commence.
FSER	A Final Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
GDP	Gross Domestic Product.
HFE/ISV	Human Factors Engineering/Integrated Systems Validation —part of the development of a training simulator for the Units.
HL or Hot Leg	That part of the Reactor Cooling Loop that transports steam to the steam generators.
HLD	Heavy Lift Derrick - the derrick that will be erected on site to move large modules and equipment.
IBF	Subcontractor of Tioga that manufactures the Reactor Coolant Loop piping.
IFC	Issued for Construction —engineering drawings that include information necessary for construction of specific structures, systems and components.
ILO	Initial Licensed Operator
IPS	Integrated Project Schedule for licensing and construction of the Units.
ITACC

Inspections, Tests, Analyses, and Acceptance Criteria which are the inspections, tests, analyses and acceptance criteria that the NRC has determined to be necessary and sufficient to demonstrate that an nuclear unit has been constructed and will operate in conformity with the COLs, the Atomic Energy Act of 1954, as amended, and the NRC’s regulations.

LNTP	Limited Notice to Proceed authorizing a vendor to commence specific work.
LSS	Limited Scope Simulator —a training simulator with limited functionality that can be used for the initial stages of operator training.
MAB	Module Assembly Building -a building on site where large modules will be constructed and equipment will be prepared for installation in a space that is protected from the elements.
MN	Mangiarotti —a supplier of nuclear components headquartered in Sedegliano, Italy.
Near Term Task Force	A senior level task force created by the NRC to address lessons learned from the 2011 earthquake and tsunami in Fukushima, Japan with operating nuclear plants and new reactor applicants.
NEI	Nuclear Energy Institute
Nelson Studs	Metal studs used in composite construction to secure concrete to steel components. The studs project out of the steel components and are surrounded by the concrete when it is poured.
NI	Nuclear Island, comprising the steel containment vessel, the reactor building, and the auxiliary building.

Acronym or Defined Term	Reference
NLC	Nuclear Learning Center - a training facility operated by SCE&G at the Jenkinsville site.
NND	The New Nuclear Deployment Team within SCE&G.
NPDES	National Pollutant Discharge Elimination System.
NRC	The United States Nuclear Regulatory Commission.
ORS	South Carolina Office of Regulatory Staff.
OWS	Off Site Water System — the system that withdraws water from Monticello Reservoir and provides potable and filtered water for the Units.
Pike	Pike Energy Solutions, a contractor for transmission and switchyard related work.
PRA	Probabilistic Risk Assessment.
PRHR	The Passive Residual Heat Removal Exchanger unit —a heat exchanger unit that is part of the passive safety system which provides cooling to the AP1000 reactor during emergency situations.
PRS	Plant Reference Simulator — a training simulator with full functionality that can be used in all stages of operator training.
QA	Quality Assurance — The planned and systematic activities implemented in a quality system so that the quality requirements for a product or service will be fulfilled.
QA/QC	Quality Assurance/Quality Control.
QC	Quality Control — The observation techniques and activities used to fulfill requirements for quality.
RAI	Requests for Additional Information issued by the NRC staff to license applicants.
RCA	Root Cause Analysis — identification and evaluation of the reason for non-conformance, an undesirable condition, or a problem which (when solved) restores the status quo.
RCL	The Reactor Coolant Loop —the piping and related equipment that transports heat from the reactor to the steam generator.
RCP	The Reactor Cooling Pump which forms part of the Reactor Coolant System.
RCS	The Reactor Coolant System -the complete system for transferring and transporting heat from the reactor to the steam generator.
RFI	Requests for Information issued by the NRC staff to licensees.
ROW	Right-of-way.
RT

Radiographic Testing - a nondestructive testing method of inspecting materials for hidden flaws by using the ability of short wavelength electromagnetic radiation (high energy photons) to penetrate various materials.

RWS	Raw Water System —the system for withdrawing and transporting raw water from the Monticello Reservoir.
SAT	Site Acceptance Testing.
SCDHEC	The South Carolina Department of Health and Environmental Control.
SCDNR	The South Carolina Department of Natural Resources.
SCE&G or The Company	South Carolina Electric & Gas Company.
Shaw	The Shaw Group.
SMS	Shaw Module Solutions, LLC.
SNC	Southern Nuclear Company — a subsidiary of Southern Company and licensed operator of the Vogtle Nuclear Units and two other nuclear plants.

Acronym or Defined Term	Reference
SRO	Senior Reactor Operator
Target	Costs under the EPC Contract where targets have been established but where SCE&G pays actual costs as incurred.
Units	V. C. Summer Nuclear Station Units 2 & 3.
Update Docket	A proceeding under the BLRA seeking Commission approval of updated cost and construction schedules for the Units. The current Update Docket is Docket No. 2012-203-E.
URI	Unresolved Items — A term used by the NRC during inspections for items that require further action.
USACOE	The United States Army Corps of Engineers.
VCSNS or VCSN	V. C. Summer Nuclear Station.
WEC	Westinghouse Electric Company, LLC.
WEC/Shaw	The consortium formed by Westinghouse Electric Company, LLC and the Shaw Group.
WEC/Shaw Claims

WEC/Shaw’s claims for additional charges associated with the COLs delay, the Shield Building design changes, the structural modules design changes, and the lower than anticipated rock elevations encountered in certain areas where the Unit 2 Nuclear Island.

WTP	The Off-Site Water Treatment Plant which will take water from Lake Monticello and treat it to potable water standards.
WWS	The Waste Water System —the system for collection, treatment and disposal of domestic waste water generated on site.
YFS	The Yard Fire System — the system that provides fire detection and protection outside of the plant.

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2012

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.                                      Milestone tracking ID number.

2.                                      The description of the milestone as updated in Order No. 2010-12.

3.                                      The BLRA milestone date, both by year and quarter and the specific calendar date for the milestone, as approved by the Commission in Order No. 2010-12.

4.                                      The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                      For each actual completed milestone, the date by which it was completed.  For milestones completed prior to the current reporting quarter, the milestone entry is shaded in gray.  For milestones completed during the current reporting quarter, the milestone entry is shaded in green.  For milestones with planned completion dates that vary in days instead of months, the milestone entry is shaded in yellow.

6.                                      Information showing the number of months, if any, by which a milestone has been shifted.

7.                                      Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                      Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                      Notes.

On the final page of the document, there is a chart summarizing milestone completion and movement comparing the current milestone date to the milestone date approved in Order No. 2010-12.  This movement is shown for only the milestones that have not been completed.

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
1	08-2Q-1: Approve Engineering Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No	
2	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No	
3	08-2Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No	
4	08-2Q-2: Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No	
5	08-2Q-2: Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	
6	08-2Q-2: Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No	
7	08-2Q-2: Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
8	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
9	08-2Q-2: Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	8/31/2008		8/18/2008		No	No	
10	08-2Q-2: Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No	
11	08-2Q-2: Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No	
12	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
13	08-2Q-2: Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

1 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
14	08-2Q-2: Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No	
15	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No	
16	08-3Q-1: Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No	
17	08-3Q-2: Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No	
18	08-3Q-3: Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No	
19	08-3Q-3: Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	1/31/2010		1/29/2010		No	No	
20	08-3Q-3: Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	
21	08-3Q-4: Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No	
22	08-4Q-1: Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No	
23	08-4Q-2: Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
24	08-4Q-2: Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
25	08-4Q-2: Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
26	08-4Q-2: Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

2 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
27	08-4Q-2: Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No	
28	08-4Q-2: Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
29	08-4Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No	
30	9-1Q-1: Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No	
31	09-1Q-2: Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No	
32	09-1Q-3: Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2009		10/1/2009		No	No	
33	09-1Q-4: Design Finalization Payment 3	1/31/2009		1/30/2009		No	No	
34	09-2Q-1: Start site development	6/23/2008		6/23/2008		No	No	
35	09-2Q-2: Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No	
36	09-2Q-2: Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No	
37	09-2Q-3: Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	11/30/2010		12/30/2010		No	No	
38	09-2Q-4: Design Finalization Payment 4	4/30/2009		4/30/2009		No	No	
39	09-3Q-1: Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No	
40	09-3Q-2: Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

3 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
41	09-3Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	5/31/2010		5/27/2010		No	No	
42	09-3Q-3: Design Finalization Payment 5	7/31/2009		7/31/2009		No	No	
43	09-4Q-1: Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.	10/9/2009		12/18/2009		No	No	
44	09-4Q-2: Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No	
45	09-4Q-3: Design Finalization Payment 6	10/31/2009		10/7/2009		No	No	
46	09-4Q-4: Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009		12/17/2009		No	No	
47	10-1Q-1: Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	6/30/2011		7/29/2011		No	No	
48	10-1Q-2: Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	4/30/2010		4/30/2010		No	No	
49	10-1Q-3: Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	4/30/2010		2/18/2010		No	No	
50	10-2Q-1: Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	11-4Q 10/31/2011	12-3Q 7/31/2012		+9 Month(s)	No	No	Due to schedule refinement and review.
51	10-2Q-2: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

4 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
52	10-2Q-3: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	11/30/2010		12/23/2010		No	No	
53	10-3Q-1: Start excavation and foundation work for the standard plant for Unit 2	3/15/2010		3/15/2010		No	No	
54	10-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	2/28/2010		4/30/2010		No	No	
55	10-3Q-3: Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	2/28/2010		12/30/2010		No	No	
56	10-3Q-4: Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	5/31/2010		5/17/2010		No	No	
57	10-4Q-1: Complete preparations for receiving the first module on site for Unit 2.	8/18/2010		1/22/2010		No	No	
58	10-4Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	4/30/2010		4/21/2010		No	No	
59	10-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	11/30/2010		11/16/2010		No	No	
60	10-4Q-4: Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non-Destructive Testing Completion - Unit 2	12/31/2010		3/20/2012		No	No	
61	11-1Q-1: Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	12-3Q 9/30/2012		+16 Month(s)	No	No	Due to logic refinement and review of start up schedule.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

5 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
62	11-1Q-2: Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3	2/28/2011		2/1/2011		No	No	
63	11-2Q-1: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3	6/30/2011		6/14/2011		No	No	
64	11-2Q-2: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	10/31/2011		3/26/2012		No	No	
65	11-3Q-1: Start placement of mud mat for Unit 2	11-3Q 7/14/2011	12-3Q 7/19/2012		+12 Month(s)	No	No	Due to logic refinement and review of start up schedule.
66	11-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2	1/31/2011		9/28/2010		No	No	
67	11-3Q-3: Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10/31/2010		10/28/2011		No	No	
68	11-3Q-4: Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	2/28/2012		6/28/2012		No	No	
69	11-4Q-1: Begin Unit 2 first nuclear concrete placement	11-4Q 10/3/2011	12-4Q 10/5/2012		+12 Month(s)	No	No	Due to logic refinement and review of start up schedule.
70	11-4Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	9/30/2011		12/1/2011		No	No	
71	11-4Q-3: Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	6/30/2011		7/29/2011		No	No	
72	11-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	5/31/2011		1/27/2012		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

6 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
73	11-4Q-5: Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	12-4Q 12/31/2012	13-1Q 3/31/2013		+3 Month(s)	No	No	Due to schedule refinement and review.
74	11-4Q-6: Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	11-4Q 12/31/2011	12-3Q 7/31/2012		+7 Month(s)	No	No	Due to delay in predecessor schedule activities.
75	11-4Q-7: Pressurizer Fabricator Notice to Contractor of Welding of Lower Shell to Bottom Head Completion - Unit 2	10/31/2010		12/22/2011		No	No	
76	11-4Q-8: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	6/30/2011		5/4/2012		No	No	
77	11-4Q-9: Design Finalization Payment 14	10/31/2011		10/31/2011		No	No	
78	12-1Q-1: Set module CA04 for Unit 2	12-1Q 1/27/2012	12-4Q 12/26/2012		+11 Month(s)	No	No	Due to logic refinement and review of start up schedule.
79	12-1Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	6/30/2010		5/24/2011		No	No	
80	12-1Q-3: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2	1/31/2011		5/29/2012		No	No	
81	12-1Q-4: Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	12-1Q 2/28/2012	12-4Q 11/30/2012		+9 Month(s)	No	No	Due to schedule refinement and review.
82	12-1Q-5: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	13-3Q 8/31/2013	13-4Q 11/30/2013		+3 Month(s)	No	No	Due to schedule refinement and review.
83	12-2Q-1: Set Containment Vessel ring #1 for Unit 2	12-2Q 4/3/2012	13-2Q 4/19/2013		+12 Month(s)	No	No	Due to logic refinement and review of start up schedule.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

7 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
84	12-2Q-2: Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-1Q 3/31/2012	12-3Q 9/30/2012		+6 Month(s)	No	No	Due to schedule refinement and review.
85	12-2Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	13-3Q 8/31/2013	13-2Q 4/30/2013		-4 Month(s)	No	No	Schedule ahead of plan.
86	12-2Q-4: Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	9/30/2012		3/29/2012		No	No	
87	12-2Q-5: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	1/31/2013		11/9/2011		No	No	
88	12-3Q-1: Set Nuclear Island structural module CA03 for Unit 2	12-3Q 8/30/2012	13-3Q 9/12/2013		+13 Month(s)	No	No	Due to logic refinement and review of start up schedule.
89	12-3Q-2: Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	5/31/2012		5/10/2012		No	No	
90	12-3Q-3: Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-4Q 12/31/2012	13-2Q 6/30/2013		+6 Month(s)	No	No	Due to schedule refinement and review.
91	12-3Q-4: Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q 7/31/2012	13-2Q 4/30/2013		+9 Month(s)	No	No	Due to schedule refinement and review.
92	12-4Q-1: Start containment large bore pipe supports for Unit 2	12-2Q 4/9/2012	13-2Q 6/17/2013		+14 Month(s)	No	No	Due to logic refinement and review of start up schedule.
93	12-4Q-2: Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q 10/31/2012	13-1Q 3/31/2013		+5 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

8 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
94	12-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q 11/30/2012	13-3Q 7/31/2013		+8 Month(s)	No	No	Due to delay in predecessor schedule activities.
95	12-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 3	13-2Q 5/31/2013	13-2Q 4/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
96	12-4Q-5: Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-2Q 5/31/2012	12-4Q 12/31/2012		+7 Month(s)	No	No	Due to schedule refinement and review.
97	13-1Q-1: Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q 2/26/2013	14-2Q 5/12/2014		+15 Month(s)	No	No	Due to logic refinement and review of start up schedule.
98	13-1Q-2: Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	12-2Q 4/30/2012	12-3Q 9/30/2012		+5 Month(s)	No	No	Due to schedule refinement and review.
99	13-1Q-3: Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q 2/28/2013	13-4Q 11/30/2013		+9 Month(s)	No	No	Due to delay in predecessor schedule activities.
100	13-1Q-4: Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-3Q 7/31/2013	14-2Q 4/30/2014		+9 Month(s)	No	No	Due to schedule refinement and review.
101	13-2Q-1: Set Unit 2 Containment Vessel #3	13-2Q 4/17/2013	14-3Q 8/28/2014		+16 Month(s)	No	No	Due to logic refinement and review of start up schedule.
102	13-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-1Q 3/31/2013	13-2Q 5/31/2013		+2 Month(s)	No	No	Due to schedule refinement and review.
103	13-2Q-3: Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q 4/30/2013	13-1Q 3/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
104	13-2Q-4: Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	14-1Q 2/28/2014	13-4Q 12/31/2013		-2 Month(s)	No	No	Schedule ahead of plan.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company
9 of 13
Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
105	13-2Q-5: Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q 5/31/2013	14-1Q 2/28/2014		+9 Month(s)	No	No	Due to schedule refinement and review.
106	13-2Q-6: Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q 5/20/2013	13-2Q 4/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
107	13-3Q-1: Set Unit 2 Reactor Vessel	13-2Q 6/18/2013	14-4Q 10/28/2014		+16 Month(s)	No	No	Due to logic refinement and review of start up schedule.
108	13-3Q-2: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-4Q 12/31/2013	13-4Q 11/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
109	13-3Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	14-3Q 8/31/2014	14-3Q 8/31/2014			No	No	On schedule.
110	13-3Q-4: Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q 9/30/2013	13-3Q 9/30/2013			No	No	On schedule.
111	13-3Q-5: Place first nuclear concrete for Unit 3	13-3Q 8/1/2013	13-4Q 10/9/2013		+2 Month(s)	No	No	Due to logic refinement and review of start up schedule.
112	13-4Q-1: Set Unit 2 Steam Generator	13-3Q 9/9/2013	15-1Q 1/4/2015		+16 Month(s)	No	No	Due to logic refinement and review of start up schedule.
113	13-4Q-2: Main Transformers Ready to Ship - Unit 2	13-3Q 9/30/2013	13-3Q 7/31/2013		-2 Month(s)	No	No	Schedule ahead of plan.
114	13-4Q-3: Complete Unit 3 Steam Generator Hydrotest at fabricator	14-1Q 2/28/2014	14-1Q 3/31/2014		+1 Month(s)	No	No	Due to schedule refinement and review.
115	13-4Q-4: Set Unit 2 Containment Vessel Bottom Head on basemat legs	11-4Q 11/21/2011	12-4Q 11/28/2012		+12 Month(s)	No	No	Due to logic refinement and review of start up schedule.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company
10 of 13
Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
116	14-1Q-1: Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-2Q 5/27/2014		+4 Month(s)	No	No	Due to logic refinement and review of start up schedule.
117	14-1Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 3/31/2015		+1 Month(s)	No	No	Due to schedule refinement and review.
118	14-1Q-3: Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-2Q 5/31/2015		-1 Month(s)	No	No	Schedule ahead of plan.
119	14-1Q-4: Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	15-1Q 2/28/2015		+10 Month(s)	No	No	Due to schedule refinement and review.
120	14-2Q-1: Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	15-2Q 6/15/2015		+15 Month(s)	No	No	Due to logic refinement and review of start up schedule.
121	14-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	15-2Q 4/30/2015			No	No	On schedule.
122	14-2Q-3: Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	15-1Q 3/31/2015		+10 Month(s)	No	No	Due to schedule refinement and review.
123	14-3Q-1: Set Unit 2 Polar Crane	14-2Q 4/3/2014	15-2Q 6/30/2015		+14 Month(s)	No	No	Due to logic refinement and review of start up schedule.
124	14-3Q-2: Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No	On schedule.
125	14-3Q-3: Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	15-2Q 6/30/2015		+9 Month(s)	No	No	Due to schedule refinement and review.
126	14-4Q-1: Spent Fuel Storage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-3Q 7/31/2014		-5 Month(s)	No	No	Schedule ahead of plan.
127	15-1Q-1: Start electrical cable pulling in Unit 2 Auxiliary Building	14-4Q 12/26/2014	13-3Q 7/18/2013		-17 Month(s)	No	No	Due to logic refinement and review of start up schedule.

Color Legend = Completed = Completed this Quarter =Movement in Days Only

South Carolina Electric & Gas Company
11 of 13
Based on April 1, 2009 Performance Measurement Baseline Schedule

12-2Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
128	15-1Q-2: Complete Unit 2 Reactor Coolant System cold hydro	15-3Q 8/3/2015	15-4Q 12/22/2015		+4 Month(s)	No	No	Due to logic refinement and review of start up schedule.
129	15-2Q-1: : Activate class 1E DC power in Unit 2 Auxiliary Building.	15-1Q 3/5/2015	15-2Q 4/2/2015		+1 Month(s)	No	No	Due to logic refinement and review of start up schedule.
130	15-3Q-1: : Complete Unit 2 hot functional test.	15-3Q 9/21/2015	16-2Q 4/21/2016		+7 Month(s)	No	No	Due to logic refinement and review of start up schedule.
131	15-3Q-2: Install Unit 3 ring 3 for containment vessel	15-3Q 7/30/2015	14-3Q 8/28/2014		-11 Month(s)	No	No	Due to logic refinement and review of start up schedule.
132	15-4Q-1: Load Unit 2 nuclear fuel	15-4Q 10/28/2015	16-3Q 9/15/2016		+11 Month(s)	No	No	Due to logic refinement and review of start up schedule.
133	16-1Q-1: Unit 2 Substantial Completion	16-2Q 4/1/2016	17-1Q 3/15/2017		+11 Month(s)	No	No	Due to logic refinement and review of start up schedule.
134	16-2Q-1: Set Unit 3 Reactor Vessel	15-4Q 10/1/2015	15-4Q 10/22/2015			No	No	Due to logic refinement and review of start up schedule.
135	16-3Q-1: Set Unit 3 Steam Generator #2	15-4Q 12/22/2015	16-1Q 2/25/2016		+2 Month(s)	No	No	Due to logic refinement and review of start up schedule.
136	16-4Q-1: Set Unit 3 Pressurizer Vessel	16-2Q 5/16/2016	15-3Q 7/16/2015		-10 Month(s)	No	No	Due to logic refinement and review of start up schedule.
137	16-4Q-1: Complete welding of Unit 3 Passive Residual Heat Removal System piping	16-2Q 6/20/2016	16-2Q 6/16/2016			No	No	Due to logic refinement and review of start up schedule.
138	17-2Q-1: Set Unit 3 polar crane	16-3Q 7/18/2016	16-2Q 5/9/2016		-2 Month(s)	No	No	Due to logic refinement and review of start up schedule.

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

12 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

Tracking ID Order No. 2010-12 Description Order No. 2010-12 Date 12-2Q Targeted Milestone Completion Date Actual Completion Date Delta Months from Order No. 2010-12 Date Outside +18/-24 Months Contingency? Substantial Completion Date Impact? Notes 139 17-3Q-1: Start Unit 3 Shield Building roof slab rebar placement 17-1Q 1/16/2017 16-2Q 5/26/2016 -8 Month(s) No No Due to logic refinement and review of start up schedule. 140 17-4Q-1: Start Unit 3 Auxiliary Building electrical cable pulling 17-2Q 4/6/2017 15-2Q5/15/2015 -23 Month(s) No No Due to logic refinement and review of start up schedule. 141 18-1Q-1: Activate Unit 3 Auxiliary Building class 1E DC power 17-2Q 6/9/2017 16-2Q 6/2/2016 -12 Month(s) No No Due to logic refinement and review of start up schedule. 142 18-2Q-1: Complete Unit 3 Reactor Coolant System cold hydro 18-1Q 1/1/2018 17-1Q 2/22/2017 -11 Month(s) No No Due to logic refinement and review of start up schedule. 143 18-2Q-1: Complete Unit 3 hot functional test 18-1Q 2/15/2018 17-2Q 6/21/2017 -8 Month(s) No No Due to logic refinement and review of start up schedule. 144 18-3Q-1: Complete Unit 3 nuclear fuel load 18-3Q 7/31/2018 17-4Q 11/15/2017 -8 Month(s) No No Due to logic refinement and review of start up schedule. 145 18-4Q-1: Begin Unit 3 full power operation 18-4Q 10/31/2018 18-2Q 4/26/2018 -6 Month(s) No No Due to logic refinement and review of start up schedule. 146 19-1Q-1: Unit 3 Substantial Completion 19-1Q 1/1/2019 18-2Q 5/15/2018 -8 Month(s) No No Due to logic refinement and review of start up schedule. SUMMARY Total Milestones Completed 76 out of 146 = 52% Milestone Movement - Order No. 2010-12 vs. 12-2Q: a) Forward Movement 43 out of 146 = 29% b) Backward Movement 21 out of 146 = 14% Milestones Within +12 to +17 Month range 13 out of 146 = 9% 12-2Q Appendix 1 VC Summer Units 2 and 3 South Carolina Electric & Gas Company Based on April 1, 2009 Performance Measurement Baseline Schedule Color Legend = Completed = Completed this Quarter = Movement in Days Only 13 of 13

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2012

Appendix 2 is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2011-345.

Appendix 2 shows:

1.                                      The actual expenditures on the project by plant cost category through the current period.

2.                                      The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.                                      The cumulative CWIP for the project and the balance of CWIP that is not yet reflected in revised rates.

4.                                      The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2011-345 Adjusted.”  The adjustments reflect:

1.                                      Changes in inflation indices.

2.                                      Budget Carry-Forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year costs going forward.  This information is found under the heading “Actual through June 2012 plus Projected.”

Appendix 2

RESTATED and UPDATED CONSTRUCTION EXPENDITURES
(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2011-345 Adjusted

Annual Project Cash Flow(per order)	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—
Net	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Adjusted for Change in Escalation	5,211,823	21,723	100,905	340,003	398,552	489,161	832,912	831,598	618,298	577,213	439,593	266,339	295,525

Cumulative Project Cash Flow(Target)		21,723	122,628	462,631	861,183	1,350,344	2,183,256	3,014,854	3,633,153	4,210,366	4,649,959	4,916,298	5,211,823

		Actual					Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Actual through June 2012* plus Projected

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B	CONFIDENTIAL
Firm with Indexed Adjustment
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	329,512	—	26	724	927	11,964	60,916	54,418	56,596	77,786	64,727	1,428	—

Total Base Project Costs(2007 $)	4,553,355	21,723	97,386	319,073	374,810	314,977	610,235	795,846	785,352	645,354	388,960	142,862	56,778

Total Project Escalation	972,357	—	3,519	20,930	23,741	34,084	100,747	173,896	212,743	183,475	136,088	58,406	24,728

Total Revised Project Cash Flow	5,525,712	21,723	100,905	340,003	398,551	349,061	710,982	969,741	998,095	828,828	525,047	201,268	81,506

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	861,183	1,210,244	1,921,225	2,890,967	3,889,062	4,717,891	5,242,938	5,444,206	5,525,712

AFUDC(Capitalized Interest)	238,326	645	3,497	10,564	17,150	14,218	19,082	41,189	42,179	40,857	27,375	15,351	6,221

Gross Construction	5,764,038	22,368	104,403	350,567	415,701	363,278	730,064	1,010,930	1,040,274	869,685	552,422	216,619	87,727

Construction Work in Progress		22,368	126,771	477,338	893,039	1,256,317	1,986,381	2,997,311	4,037,585	4,907,270	5,459,692	5,676,311	5,764,038

CWIP Currently in Rates					1,100,196

June 30, 2012 Actual Incremental CWIP Not Currently in Rates					440,126

*Applicable index escalation rates for 2012 are estimated. Escalation is subject to restatement when actual indices for 2012 are final.

Notes:

2012-2018 AFUDC rate applied	5.28%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term debt outstanding.

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2012

For comparison purposes, Appendix 3 provides the schedule of capital costs for the project which was approved by the Commission in Order No. 2011-345 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2). Appendix 3 also reflects the forecast of AFUDC expense based on these adjusted schedules and the AFUDC rates that were current at the time of Order No. 2011-345.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104(A), no such adjustments have been made to the schedules presented here.

Appendix 3

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

		Actual				Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2011-345

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment	CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	321,591	—	26	724	884	7,252	7,775	12,095	29,822	35,236	43,035	73,678	111,064

Total Base Project Costs(2007 $)	4,270,404	21,723	97,386	319,073	377,225	440,602	696,093	669,056	483,136	438,767	323,231	193,183	210,926

Total Project Escalation	1,260,855	—	3,519	20,930	21,327	57,391	160,900	202,693	181,623	188,837	171,270	111,492	140,874

Total Revised Project Cash Flow	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	861,184	1,359,178	2,216,171	3,087,919	3,752,678	4,380,283	4,874,784	5,179,460	5,531,259

AFUDC(Capitalized Interest)	255,684	645	3,497	10,564	17,150	24,188	32,098	42,559	37,585	30,731	21,543	17,561	17,564

Construction Work in Progress		22,368	126,771	477,338	893,040	1,415,221	2,304,312	3,218,618	3,920,963	4,579,298	5,095,342	5,417,579	5,786,943

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2012

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104(A).  Included is a ten year history of the Handy-Whitman All Steam Index, South Atlantic Region; the Handy-Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy-Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, January 2012

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2012	579	4.51%	2.19%	3.91%	4.71%
2011	554	3.36%	2.30%	4.73%
2010	536	-1.29%	3.89%	5.21%
2009	543	4.83%	7.19%	7.19%
2008	518	8.14%	7.50%	6.65%
2007	479	8.62%	7.66%	5.51%
2006	441	5.76%	5.49%	4.17%
2005	417	8.59%	4.39%
2004	384	2.13%	2.17%
2003	376	2.45%
2002	367	1.94%
2001	360

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

HW All Steam Index:
One year	7.68%	4.83%	4.79%	4.51%
Five Year	5.74%	7.19%	5.31%	3.91%

Appendix 4, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, January 2012

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2012	578	4.52%	2.20%	3.87%	4.72%
2011	553	3.17%	2.30%	4.74%
2010	536	-1.11%	3.89%	5.26%
2009	542	4.84%	7.21%	7.20%
2008	517	7.93%	7.52%	6.66%
2007	479	8.86%	7.75%	5.57%
2006	440	5.77%	5.51%	4.19%
2005	416	8.62%	4.40%
2004	383	2.13%	2.18%
2003	375	2.46%
2002	366	1.95%
2001	359

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

HW All Steam/Nuclear Index:
One year	7.69%	4.84%	4.60%	4.52%
Five Year	5.75%	7.20%	5.32%	3.87%

Appendix 4, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, January 2012

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2012	578	2.48%	-0.07%	3.00%	4.55%
2011	564	1.44%	1.57%	4.33%
2010	556	-4.14%	3.68%	5.74%
2009	580	7.41%	8.11%	8.60%
2008	540	7.78%	8.48%	7.71%
2007	501	9.15%	9.27%	6.10%
2006	459	8.51%	7.21%	4.76%
2005	423	10.16%	4.28%
2004	384	2.95%	1.72%
2003	373	-0.27%
2002	374	2.47%
2001	365

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

HW All Transmission Plant Index
One year	8.82%	7.41%	5.08%	2.48%
Five Year	6.86%	8.60%	5.23%	3.00%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index, 2012

SERIESTYPE	UNIT	SHORT LABEL	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2005 =100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	88.65	90.65	92.11	94.10	96.77	100.00	104.21	106.23	108.56	109.73	111.00	113.34
Annual Percent change			2.17%	2.26%	1.61%	2.16%	2.84%	3.34%	4.21%	1.94%	2.19%	1.08%	1.16%	2.11%
3-Year Annual Percent change					2.01%	2.01%	2.20%	2.78%	3.46%	3.16%	2.78%	1.74%	1.47%	1.45%
5-Year Annual Percent change							2.21%	2.44%	2.83%	2.89%	2.90%	2.55%	2.11%	1.69%
10-Year Annual Percent change														2.26%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15	2.15	2.18	2.25
Percent change			3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%	0.00%	1.40%	3.21%
3-Year Annual Percent change					2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%	2.17%	1.68%	1.53%
5-Year Annual Percent change							2.55%	2.55%	2.63%	2.88%	3.16%	2.62%	2.23%	2.22%
10-Year Annual Percent change														2.43%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982 =1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.38	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.77	1.73	1.80	1.91
Percent change			3.76%	1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.99%	-2.26%	4.05%	6.11%
3-Year Annual Percent change					1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.30%	2.64%	2.53%	2.57%
5-Year Annual Percent change							2.29%	2.48%	2.60%	3.76%	4.31%	3.03%	2.90%	3.61%
10-Year Annual Percent change														3.10%

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

GDP Chained Price Index
One year	2.66%	2.24%	0.43%	2.11%
Five Year	2.81%	2.86%	1.97%	1.69%